Exhibit 99.1

NEWS RELEASE

HECLA EXTENDS EXCHANGE OFFER

FOR IMMEDIATE RELEASE

January 6, 2014

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced that it has extended the expiration date for its previously announced exchange offer from 5:00 p.m., EST, Friday, January 3, 2014, to 5:00 p.m., EST, on Monday, January 6, 2014, unless further extended. All other terms, provisions and conditions of the exchange offer will remain in full force and effect. On December 4, 2013, Hecla commenced its offer to exchange up to $500,000,000 aggregate principal amount of its new 6.875% Senior Notes due 2021 (the “Exchange Notes”) for a like principal amount of its outstanding 6.875% Senior Notes due 2021.

As of 5:00 p.m., EST, on January 3, 2014, The Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer, has advised Hecla that $499,925,000 aggregate principal of the outstanding notes had been tendered for exchange, representing approximately 99.99% of the outstanding notes.

A Form S-4 registration statement filed by Hecla with the SEC regarding the exchange offer was declared effective by the SEC on December 4, 2013. The expiration date for the exchange offer is being extended to provide time for remaining outstanding notes to be exchanged.

Additional Information

Copies of the prospectus and transmittal materials governing the exchange offer can be obtained from the exchange agent, The Bank of New York Mellon, by faxing a request to (732) 667-9408 or by writing via registered and certified mail, overnight courier, regular mail or hand delivery to The Bank of New York Mellon, c/o The Bank of New York Mellon Corporation, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attn: Christopher Landers.

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The exchange offer is made solely pursuant to the prospectus dated December 4, 2013, including any supplements thereto. The exchange offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in five world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Note Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts, such as anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Offering Restrictions

This release does not constitute an invitation to participate in the exchange offer in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the prospectus come are required to inform themselves about, and to observe, any such restrictions.

For further information, please contact:

Jeanne DuPont

Corporate Communications Coordinator

Investor and Public Relations

1-800-HECLA91 (1-800-432-5291)

hmc-info@hecla-mining.com